UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2026

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)		Name of each exchange on which registered
Ordinary shares, €0.001 par value		PRGO	New York Stock Exchange
4.900% Notes due 2030		PRGO30	New York Stock Exchange
6.125% Notes due 2032		PRGO32A	New York Stock Exchange
5.375% Notes due 2032		PRGO32B	New York Stock Exchange
5.300% Notes due 2043		PRGO43	New York Stock Exchange
4.900% Notes due 2044		PRGO44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Patrick Lockwood-Taylor

On June 7, 2026, Patrick Lockwood-Taylor resigned, effective immediately, as President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of Perrigo Company plc (the “Company”). This resignation follows a determination by the Board that certain personal conduct was not consistent with the Company’s Code of Conduct and core values. Consequently, the Board has reduced the number of directors constituting the Board from 9 to 8.

Mr. Lockwood-Taylor’s resignation is not related to the Company’s business, strategy, operations, financial reporting, or results of operations.

Appointment of Interim President and Chief Executive Officer

On June 7, 2026, the Board appointed Albert A. Manzone, Director and member of the Audit Committee of the Board, as the Company’s Interim President and Chief Executive Officer. Concurrently, the Board has initiated a comprehensive search process to identify a permanent President and Chief Executive Officer.

Mr. Manzone’s biography is set forth under the heading “Election of Directors - About the Nominated Directors” in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 20, 2026, which information is incorporated herein by reference.

In connection with his appointment, Mr. Manzone will step down as a member of the Audit Committee during the time of his service as the Interim President and Chief Executive Officer. In addition, Mr. Manzone will step down as Deputy Chief Executive Officer of Monte-Carlo Society des Bains de Mer.

Compensatory arrangements relating to Mr. Manzone’s service as Interim President and Chief Executive Officer of the Company have not been definitively determined as of the date hereof. The Company will provide disclosure of the material terms of such arrangements on an amendment to this current report on Form 8-K within four business days after they become available.

There are no family relationships between Mr. Manzone and any Company director or executive officer, and no arrangements or understandings between Mr. Manzone and any other person pursuant to which he was selected as an officer. Since January 1, 2025, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Manzone had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

The Company’s press release regarding the matter described in Item 5.02 above is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1	Press Release issued by Perrigo Company plc on June 8, 2026 furnished solely pursuant to Item 7.01 of Form 8-K.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2026		PERRIGO COMPANY PLC

	By:	/s/ Charles Atkinson
	Name:	Charles Atkinson
	Title:	General Counsel & Company Secretary